Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT: Kevin Barnett
(614) 870-5603

CORE MOLDING TECHNOLOGIES APPOINTS NEW BOARD MEMBER

COLUMBUS, Ohio - August 6, 2015 - Core Molding Technologies, Inc. (NYSE MKT: CMT) announced today that Andrew O. Smith has been appointed to its Board of Directors. Mr. Smith is the Chief Operating Officer for Yenkin-Majestic Paint Corporation/OPC Polymers, a privately held manufacturer of coatings resins, architectural paints, and industrial coatings serving industrial and retail customers primarily in North America. In his current position, Mr. Smith oversees the resin and industrial coatings divisions and has executive responsibility for manufacturing operations, finance, information technology, legal, research and development and strategic planning.

Mr. Smith serves on the board of Yenkin-Majestic Paint Corporation / OPC Polymers, the Buckeye Institute for Public Policy Solutions, and several other non-profit organizations. He is a member of the bar of the State of New York and is active in community, religious, and professional organizations including the National Association of Manufacturers and the American Coatings Association. Mr. Smith earned an engineering degree from the School of Engineering and Applied Science and a finance degree from the Wharton School, both at the University of Pennsylvania. He also earned a JD and an MBA from the University of Chicago. A native of Bath, Maine he now lives in Columbus, Ohio.

“We are pleased to have Andrew join the Board and look forward to his contributions to the Company. Andrew’s extensive experience and background in the industrial space will bring additional insights to support the Company’s operational initiatives,” said James L. Simonton, Chairman of the Board of Core Molding Technologies, Inc.

“Andrew’s manufacturing operations knowledge and company leadership skills will be a fine complement to the diverse talents of our current Board members. We are excited to have Andrew as part of the Core team,” Simonton continued.

About Core Molding Technologies, Inc.

Core Molding Technologies, Inc. is a manufacturer of sheet molding compound (SMC) and molder of fiberglass reinforced thermoset and thermoplastic materials. Core specializes in large-format moldings and offers a wide range of fiberglass processes, including compression molding of SMC, glass mat thermoplastics (GMT) and bulk molding compounds (BMC); compression and transfer molding of direct long-fiber thermoplastics (D-LFT); spray-up, lay-up, resin transfer (RTM) and vacuum resin transfer molding (V-RTM). Additionally, the company offers reaction injection molding (RIM) of dicyclopentadiene (DCPD). Core serves a wide variety of markets, including the medium and heavy-duty truck, marine, automotive, agriculture, construction and other commercial products markets. Headquartered in Columbus, Ohio, Core maintains plants in Columbus and Batavia, Ohio; Gaffney, South Carolina; Winona, Minnesota; and Matamoros, Mexico. For further information, visit the company's website at www.coremt.com.

This press release may contain certain forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements involve known and unknown risks and are subject to uncertainties and factors relating to Core Molding Technologies' operations and business environment, all of which are difficult to predict and many of which are beyond Core Molding Technologies' control. These uncertainties and factors could cause Core Molding Technologies' actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

Core Molding Technologies believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made in this report: business conditions in the plastics, transportation, marine and commercial product industries; federal and state regulations (including engine emission regulations); general economic, social and political environments in the countries in which Core Molding Technologies operates; safety and security conditions in Mexico; dependence upon certain major customers as the primary source of Core Molding Technologies' sales revenues; efforts of Core Molding Technologies to expand its customer base; the actions of competitors, customers, and suppliers; failure of Core Molding Technologies' suppliers to perform their obligations; the availability of raw materials; inflationary pressures; new technologies; regulatory matters; labor relations; the loss or inability of Core Molding Technologies to attract and retain key personnel; federal, state and local environmental laws and regulations; the availability of capital; the ability of Core Molding Technologies to provide on-time delivery to customers, which may require additional shipping expenses to ensure on-time delivery or otherwise result in late fees; risk of cancellation or rescheduling of orders; management's decision to pursue new products or businesses which involve additional costs, risks or capital expenditures; and other risks identified from time-to-time in Core Molding Technologies' other public documents on file with the Securities and Exchange Commission, including those described in Item 1A of the 2014 Annual Report to Shareholders on Form 10-K.